UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2020

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	98-0475673 (IRS Employer Identification No.)

150 Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

As previously disclosed, Kingsway Financial Services Inc. (“Corporation” or “Kingsway”) has been delayed in filing certain of its periodic reports with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. As a result of the delay, the Corporation has been unable to make certain corporate governance disclosures that otherwise would have been included in the Company’s Form 10-K or annual meeting proxy statement under Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. The NYSE has advised the Corporation that it may provide the required corporate governance disclosures through the filing of this Current Report on Form 8-K.

Board of Directors

The Corporation’s Board of Directors (the “Board”) is comprised of the following directors: John T. Fitzgerald, Gregory P. Hannon, Terence M. Kavanagh, Doug Levine, and Joseph D. Stilwell. Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of each director, is set forth below.

John T. Fitzgerald, 48, has been a director of the Corporation since April 2016 and has served as Chief Executive Officer of Kingsway since September 2018. Mr. Fitzgerald joined Kingsway as Executive Vice President on April 21, 2016 following Kingsway’s acquisition of Argo Management Group, a private equity investment partnership co-founded by Mr. Fitzgerald in 2002. Effective March 8, 2017, Mr. Fitzgerald was appointed President and Chief Operating Officer of Kingsway. Prior to co-founding Argo Management Group, Mr. Fitzgerald was managing director of Adirondack Capital, LLC, a financial futures and derivatives trading firm, and he was a seat-owner on the Chicago Board of Trade. Mr. Fitzgerald was previously the CEO of Hunter MFG, LLP and, from 2006 to 2016, Mr. Fitzgerald served as its Chairman. Mr. Fitzgerald also sits on the board of directors of Atlas Financial Holdings, Inc. (NASDAQ: AFH). Mr. Fitzgerald received a Bachelor of Science degree from DePaul University and is an MBA graduate of the Kellogg School of Management, Northwestern University.

Gregory P. Hannon, 65, has been a director of the Corporation since September 2009 and serves on the Audit Committee and Nominating and Corporate Governance Committee. Mr. Hannon has been a Vice-President and Director of Oakmont Capital Inc., a Toronto-based private investment company, since 1997. He previously was a founding partner of Lonrisk, a Toronto-based specialty insurer and subsidiary of the London Insurance Group, where he was the Chief Financial Officer. Prior to that, Mr. Hannon worked for the Continental Bank of Canada in commercial credit and as auditor for Arthur Andersen and Company, Chartered Accountants. Mr. Hannon received a Bachelor of Commerce degree from Queen’s University in 1978 and an M.B.A. from The Harvard Business School in 1987.

Terence M. Kavanagh, 64, has been a director of the Corporation since April 2009 and serves on the Compensation and Management Resources Committee, the Audit Committee and the Plan Committee. In addition, Mr. Kavanagh has served as Chairman of the Board since September 2013. Mr. Kavanagh has, since 1997, served as President and a Director of Oakmont Capital Inc., a Toronto-based private investment company. Prior to co-founding Oakmont Capital, Mr. Kavanagh’s previous experience includes managing the Brentwood Pooled Investment Fund, a North American based investment fund, and managing a number of family-owned operating businesses in the real estate, property management and building services industries. Mr. Kavanagh was previously an investment banker in New York and Toronto with The First Boston Corporation and Lehman Brothers. Mr. Kavanagh received a Bachelor of Law degree from Western University in 1978, and an M.B.A. from the Tuck School of Business at Dartmouth College in 1982.

Doug Levine, 61, has been a director of the Corporation since May 2018 and serves on the Audit Committee and Investment Committee. Mr. Levine has been the President of Levine Management, a real estate developer, since January 2013. He graduated in 1980 from Tufts University with a Bachelor’s Degree in Economics.

Joseph D. Stilwell, 58, has been a director of the Corporation since April 2009 and serves on the Investment Committee, the Nominating and Corporate Governance Committee, the Compensation and Management Resources Committee and the Plan Committee. Mr. Stilwell is the owner and managing member of Stilwell Value LLC, the General Partner of a group of funds known as The Stilwell Group. Mr. Stilwell started his first fund in 1993 and has been reviewing and analyzing financial statements and managing investment funds for well over 20 years. He graduated in 1983 from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics.

Independent Directors

The Board has determined that the following directors are “independent” under NYSE Rule 303A.02: Gregory P. Hannon, Terence M. Kavanagh, Doug Levine and Joseph D. Stilwell (collectively, the “Independent Directors”). None of the Independent Directors

or any of their immediate family members has or had any of the disqualifying relationships with the Corporation or the Corporation’s subsidiaries specified in NYSE Rule 303A.02.

Executive Sessions

To ensure that the non-management members of the Board provide effective oversight over the Corporation, such non-management members of the Board meet informally from time to time and in executive session during regularly scheduled, in-person meetings of the Board. Mr. Kavanagh is the presiding director for all executive sessions.

Communications with the Board

It is the Corporation’s policy to forward to the directors any correspondence it receives that is addressed to them. Shareholders, or other interested parties, who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors as follows: Kingsway Financial Services Inc., Attention: Investor Relations, 150 Pierce Road, Suite 600, Itasca, IL 60143. Our directors’ attendance at annual meetings can also provide shareholders with an opportunity to communicate with directors about issues affecting the Corporation. Our Corporate Governance Guidelines encourage our directors to attend the annual meeting of shareholders. All of our directors attended our 2018 annual meeting.

Code of Conduct and Ethics

The Corporation has adopted a written code of ethics, which was amended and adopted by the Board on May 23, 2019, applicable to our directors, principal executive officer, principal financial officer, and other senior financial personnel. The Code of Business Conduct & Ethics is posted on the Corporation’s website at www.kingsway-financial.com/corporate-governance. Any future amendments to the Corporation’s code of ethics for senior financial personnel and any grant of waiver from a provision of the code requiring disclosure under applicable SEC rules will be disclosed in the “Corporate Governance” section of our website.

Corporate Governance Guidelines and Committee Charters

The Corporation has adopted Corporate Governance Guidelines which comply with the NYSE listing standards and corporate governance requirements of applicable law. The Corporate Governance Guidelines were amended and adopted by the Board on May 23, 2019 and are periodically reviewed. The Corporate Governance Guidelines can be found on the Corporation’s website at www.kingsway-financial.com/corporate-governance. The responsibilities and duties of the Audit Committee are set out in the Audit Committee’s charter, which was amended and adopted by the Board on May 23, 2019 and is available on the Corporation’s website at www.kingsway-financial.com. The responsibilities and duties of the Compensation Committee are set out in the Compensation Committee’s Charter, which was amended and adopted by the Board on May 23, 2019 and is available on the Corporation’s website at www.kingsway-financial.com. The responsibilities and duties of the Nominating and Corporate Governance Committee are set out in the Nominating and Corporate Governance Committee’s Charter, which was amended and adopted by the Board on May 23, 2019 and is available on the Corporation’s website at www.kingsway-financial.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

January 15, 2020	By: /s/ William A. Hickey, Jr.
William A. Hickey, Jr.
Executive Vice President and Chief Financial Officer